Exhibit 10.1


Directors Stock Plan
--------------------

     RESOLVED, that the Company hereby approves the American Express Directors' Stock Plan (the "Plan"), pursuant to which the Company shall, on the first business day of January of each year commencing in January 1998, grant as additional compensation to each person serving as a non-employee director at the time of the regularly scheduled Board meeting in December of the preceding year, as compensation for board service during such preceding year, 200 Common Shares, par value $0.60 per share ("Common Shares"), of the Company, unless a director has attended less than 75% of all board meetings and meetings of committees on which such director serves during such preceding year, in which case the director will receive 150 Common Shares; provided, that if a director joins the Board on or after July 1 in any year, the director will be entitled to receive 100 shares (or 75 shares if the director attends less than 75% of the above meetings for the portion of the year during which the director serves); and that this resolution be considered a standing resolution of the Board of Directors.
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                                                             Exhibit 10.2

                   AMERICAN EXPRESS COMPANY
                  AMERICAN EXPRESS BANK LTD.

           DEFERRED COMPENSATION PLAN FOR DIRECTORS
             (As amended effective July 28, 1997)


Section 1. Effective Date
-------------------------

The effective date of the Plan is October 1, 1977, except as otherwise provided herein.

Section 2. Eligibility
----------------------

Any Director of American Express Company (the "Company") and/or American Express Bank Ltd. ("AEB") who is not an officer or employee of the Company, AEB or a subsidiary thereof is eligible to participate in the Plan.

Section 3. Amount of Deferral
-----------------------------

A Director may elect to defer receipt of 50% or 100% for any year of either
(a) all of the compensation payable to the Director for serving on the Board of Directors of the Company and AEB and Committees of the Boards of Directors thereof, (b) only the retainers (basic annual fees) payable to the Director for membership on such Boards and for serving as Chairperson of Committees thereof, or (c) only the fees payable to the Director for attending meetings of such Boards and the Committees thereof.

Section 4. Deferred Compensation Accounts
-----------------------------------------

Deferred compensation will be credited to the Director's bookkeeping account under the Plan. In accordance with the Director's instructions, amounts deferred after December 31, 1997 will be credited to an account linked to the Company's return on equity (the "ROE-Based Option") or an account linked to the performance of the Company's Common Stock, par value $0.60 per share (the "Stock-Based Option") as more completely described below. In addition, all amounts that at December 31, 1997 are held in the account that is credited on an interest-rate equivalent (the "Cash-Based Option") may, at the option of each Director, be transferred to the account that is credited under the ROE-Based Option. Until such transfer, amounts held under the Cash-Based Option will be credited as described below.

   (a)  ROE-Based Option
        ----------------

        Amounts deferred for which the Director has chosen the ROE-Based Option shall be credited or debited with interest equivalents at a rate equal to the ROE Formula Rate under the Company's Pay-for-Performance Deferral Program. Beginning in 1999, as promptly as practicable after the Compensation and Benefits Committee determines the ROE Formula Rate with respect to the prior year, the

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        amounts held in the account under the ROE-Based Option on December
        31 of the prior year shall be credited or debited at the ROE Formula Rate as follows. Amounts that have been held in the account for the entire prior year will be credited or debited by an annual percentage rate equal to the ROE Formula Rate. Amounts that were deferred during the prior year will be credited or debited at a proration of the annual ROE Formula Rate based on the number of days during the prior year they were held in the account (e.g., the number of days actually held divided by 366).


   (b)  Stock-Based Option
        ------------------

        Amounts deferred for which the Director has chosen the Stock-Based Option will be converted hypothetically into units equivalent to the shares of the Company's Common Stock ("Common Shares"), determined by dividing the amount of deferred compensation in each calendar quarter by the average market price of the Common Shares for the last ten (10) trading days of such calendar quarter. In addition, effective July 28, 1997, all credits transferred to the Stock-Based Option pursuant to Section 8(b) below will be converted hypothetically into Common Share equivalent units, determined by dividing the amount of compensation (together with any accruals) represented by such credits being transferred by the average market price of the Common Shares for the last ten (10) trading days immediately preceding the date of transfer. On any dividend payment date for the Common Shares, dividend equivalents in the form of additional Common Share equivalent units will be credited to the Director's account equal to (i) the per-share cash dividend divided by the average market price of the Common Shares on the day immediately preceding the payment date, multiplied by (ii) the number of such units credited to such account on the day before such payment date. Common Share equivalent units credited to the Director's account will continue to be credited with dividend equivalents which will be converted into Common Share equivalent units, until the amounts credited to the Stock-Based Option are paid out to the Director or transferred in accordance with this Plan.

        On any date on which stock equivalent units are payable to a Director, the Common Share equivalent units will be valued for payment by multiplying the applicable number of units by the average market price of a Common Share for (a) in the case of payments pursuant to alternative (a) of Section 5, the last sixty (60) trading days of the calendar year immediately preceding the date of payment and (b) in the case of payments pursuant to alternative (b) of
        Section 5, Section 7 or Section 9, the sixty (60) trading days ending on the last day of the month prior to the month in which a payment is made.

        In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other

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        extraordinary or unusual event, the number of Common Share equivalent units credited to a Director's account shall be automatically adjusted so that the proportionate interest of the Director shall be maintained as before the occurrence of such event.

        Average market price on any valuation date under the Plan is defined as the mean of the highest and lowest sales prices of the stock as reported on the New York Stock Exchange Composite Transactions Tape.

   (c)  Cash-Based Option
        -----------------

        Effective January 1, 1998, all amounts for which a Director has elected a Cash-Based Option may, at the option of each Director, be transferred to the ROE-Based Option. Until such transfer, (i) amounts deferred after January 1, 1993 and prior to January 1, 1998 will continue to be credited with interest equivalents, compounded annually, at a rate equal to the annual yield of the Moody's Average Corporate Bond Yield (or a comparable index to be chosen by the Board of Directors of the Company if the Moody's Average Corporate Bond Yield ceases to exist) (such yield, the "Bond Yield"); (ii) all compensation credited to each individual Director's account during the period from January 1, 1986 to December 31, 1992 will continue to be credited with interest equivalents to be compounded quarterly at a rate equal to the bond-equivalent yield of U.S. Treasury bills maturing 6 months after the last day of each quarter; and (iii) all compensation credited to each individual Director's accounts prior to January 1, 1986 will continue to be credited with interest equivalents at the prime rate of Morgan Guaranty Trust Company of New York. No amounts under any other accrual Option may be transferred to the Cash-Based Option. As of January 1, 1998, no additional deferrals may be credited to the Cash-Based Option, whether by means of an original deferral or by transfer.


Section 5. Period of Deferral
-----------------------------

A Director may elect to defer receipt of compensation either (a) until a specified year in the future or (b) until his/her termination of service as a Director either of the Company or, if applicable, of AEB, whichever occurs first. If alternative (a) under this Section 5 is elected, actual payment will be made or will commence within sixty (60) days after the beginning of the year specified, except that no amounts that are held under the ROE-Based Option will be paid or payments will not commence until after the ROE Formula Rate is determined for amounts held in that account during the prior year. If alternative (b) under this Section 5 is elected, payment will be made or will commence within sixty (60) days after termination of service as a Director either of the Company or, if applicable, of AEB, whichever occurs first, but in no event earlier than the determination of the ROE Formula Rate for the prior year, if applicable. Any amounts deferred under the ROE Formula Rate during the year in which payment commences will be credited or debited at a proration of the last ROE Formula Rate that has been determined at the time of the payment.

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Section 6. Form of Payment
--------------------------

A Director may elect to receive the deferred compensation account under the Plan in cash in either (a) a lump sum, or (b) a number of annual installments (not to exceed 10) as specified by that Director. If installment payments are specified, annual installments will be paid on the anniversary date of the first payment, or, if such date is not a business day, on the next succeeding business day.

Section 7. Death Prior to Receipt
---------------------------------

In the event that a Director dies prior to receipt of any or all of the amounts payable to him/her pursuant to this Plan, any amounts that are then credited to the Director's deferred compensation account shall be paid to the legal representatives of his/her estate in a lump sum within sixty (60) days following the Company's and/or AEB's notification of the Director's death. Amounts held under the ROE-Based Option will be credited or debited at the time of payment at a proration of the last annual ROE Formula Rate that has been determined as of the time of payment.

Section 8. Time of Election of Deferral or Investment Equivalent Alternative; Transfer of Credits
-----------------------------------------------------------------------------

For purposes of this Plan, the "term" of Directors once elected shall be deemed to run from January 1 through December 31.

   (a)  Enrollment in Plan
        ------------------

        An election to defer and to designate an investment equivalent alternative may be made by a nominee for election as a director prior to his/her election for the term for which he/she is being elected, and may be made by a person currently serving as Director for the next succeeding annual term no later than the preceding December 15th.

Directors wishing to enroll in the Plan must complete and execute the Form of Election required by the Secretary's Office of the Company from time to time.

   (b)  Change of Investment Equivalent Alternative
        -------------------------------------------

        Before the end of a calendar year, Directors may elect to change their investment equivalent alternative for the immediately following calendar year, with respect to deferral of compensation otherwise payable during such following year and thereafter.

        Directors may elect to transfer existing amounts credited to their accounts to the ROE-Based Option and the Stock-Based Option a maximum of one time per calendar year, which election shall be effective on the first business day of January next following the election. To transfer such credits, Directors must complete and deliver to the Secretary of the Company by the December 31 immediately preceding the

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        effective date of transfer the Transfer Form required by the
        Secretary, specifying the amount of the credits (expressed in dollars) to be so transferred. No transfer election will be valid unless approved by the Secretary of the Company.


Section 9. Effect of Election: Hardship Withdrawals
---------------------------------------------------

All elections to defer compensation shall be irrevocable; provided, that a Director may request early payment of amounts credited to a deferred compensation account only upon a showing of severe financial hardship as a result of an unanticipated emergency, as determined by the Committee on Directors of the Board of Directors of the Company in its sole discretion. An election covering more than one term may be revoked or modified with respect to terms not yet begun, by notifying the Secretary of the Company in writing at least fifteen (15) days prior to the commencement of the term. If a hardship election is approved by the Committee on Directors and the Secretary, then payment shall be made within thirty (30) days of approval. Amounts credited to the Cash-Based Option will first be paid and, to the extent such amounts are not sufficient to satisfy the withdrawal, amounts credited to the ROE-Based Option will then be paid out. If such amounts are still insufficient, amounts credited to the Stock-Based Option will then be paid out.

Section 10. Director's Rights Unsecured
---------------------------------------

The right of any Director to receive future payments under the provisions of the Plan shall be an unsecured, contractual claim against the general assets of the Company. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any segregation of assets or the payment of any amounts under the Plan.

Section 11. Statement of Account
--------------------------------

Statements will be sent to each Director not later than sixty (60) days after the close of each calendar quarter as to the estimated value of his/her deferred compensation account as of the end of the preceding quarter.

















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